UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2019

Medalist Diversified REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-38719	47-5201540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 S. 12th Street, Suite 401

Richmond, Virginia 23219

(Address of principal executive offices)

(804) 344-4435

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MDRR	Nasdaq Capital Market

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Expansion of The Board of Directors

On July 18, 2019, the Board of Directors (the “Board”) of Medalist Diversified REIT, Inc. (the “Company”) increased its size from five to seven directors and appointed Ms. Dianna Raedle and Mr. Mark Mullinix to the Board effective immediately to serve until the next annual meeting of stockholders of the Company and until their respective successors are duly elected and qualified.

The Board determined that Ms. Dianna Raedle and Mr. Mark Mullinix are independent directors under the listing standards established by the Securities and Exchange Commission and Nasdaq. There is no arrangement or understanding between Ms. Dianna Raedle or Mr. Mark Mullinix and any other persons pursuant to which Ms. Dianna Raedle or Mr. Mark Mullinix were selected as a director, and there are no transactions involving Ms. Dianna Raedle or Mr. Mark Mullinix requiring disclosure under Item 404(a) of Regulation S-K.

In connection with the appointment of Ms. Dianna Raedle and Mr. Mark Mullinix to the Board, the Company expects to enter into a director agreement and an indemnification agreement with each of Ms. Dianna Raedle and Mr. Mark Mullinix in substantially the forms, subject to further adjustment in compensation, entered into by the Company with its other independent directors and filed hereto as Exhibit 10.1 and 10.2, respectively. The director agreement sets forth the rights and obligations as a director of the Company. The indemnification agreement requires the Company to indemnify Ms. Dianna Raedle and Mr. Mark Mullinix to the fullest extent permitted by the Maryland General Corporation Law. The foregoing descriptions of the director agreement and indemnification agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the director agreement and indemnification agreement, the forms of which are filed hereto as Exhibit 10.1 and 10.2, respectively.

Revision of Composition of Committees of The Board of Directors

In connection with the foregoing, on July 18, 2019, the Board revised the composition of the committees of the Board effective immediately as follows:

Committee	Chairman	Members
Audit Committee	Charles S. Pearson, Jr.	Charles S. Pearson, Jr.
(Audit Committee Financial Expert)
Neil P. Farmer
Mark Mullinix

Compensation Committee	Neil P. Farmer	Neil P. Farmer
Charles S. Pearson, Jr.
Dianna Raedle

Nominating and Corporate Governance Committee	Charles M. Polk, III	Charles M. Polk, III
Dianna Raedle
Mark Mullinix

Grants of Common Stock to the Independent Directors

As members of the Board, Ms. Dianna Raedle and Mr. Mark Mullinix shall be eligible for awards under the Company’s 2018 Equity Incentive Plan (the “Equity Incentive Plan”). On July 18, 2019, the Board authorized the grant of 4,000 shares of the Company’s common stock to each of Ms. Dianna Raedle and Mr. Mark Mullinix pursuant to the Equity Incentive Plan as an annual retainer upon their election to the Board. In addition, the Board authorized the grant of 2,000 shares of the Company’s common stock to each of Messrs. Neil P. Farmer, Charles S. Pearson, Jr. and Charles M. Polk pursuant to the Equity Incentive Plan as an annual retainer upon their re-election to the Board following the Company’s 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”). The issuance date of the foregoing grants of common stock will be determined by the Company.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company held its 2019 Annual Meeting at the Company’s corporate offices in Richmond, Virginia, on Thursday, July 18, 2019. The proposals considered and approved by stockholders at the 2019 Annual Meeting were the following:

•	the election of five directors to the board of directors; and

•	the ratification of the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Election of Directors

Each of the individuals listed below was duly elected as a director of the Company to serve until the 2020 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified. Set forth below are the results of the vote for the election of directors:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Thomas E. Messier	1,497,411	—	45,412	96,682
William R. Elliott	1,520,040	—	22,783	96,682
Neil P. Farmer	1,520,040	—	22,783	96,682
Charles S. Pearson, Jr.	1,520,040	—	22,783	96,682
Charles M. Polk, III	1,520,040	—	22,783	96,682

Appointment of Independent Registered Public Accounting Firm

A proposal to ratify the appointment of Cherry Bekaert LLP as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2019 was also presented at the 2019 Annual Meeting. Set forth below are the results of the vote for the ratification of the appointment of Cherry Bekaert LLP as the Company’s independent auditor:

Votes For	Votes Against	Abstentions
844,261	57,977	737,267

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description
10.1	Form of Independent Director Agreement.
10.2	Form of Independent Director Indemnification Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALIST DIVERSIFIED REIT, INC.

Dated: July 24, 2019	By:	/s/ Thomas E. Messier
Thomas E. Messier
Chief Executive Officer, Chairman of the Board, Treasurer and Secretary